Exhibit 10.1

FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT

THIS FIRST AMENDMENT TO INDUSTRIAL LEASE AGREEMENT (this “Amendment”) is made as of the 8th day of February, 2024 (the “Effective Date”), by and between PPF INDUSTRIAL 28 ENGELHARD, LLC, a Delaware limited liability company (“Landlord”) and OCEAN POWER TECHNOLOGIES, INC., a Delaware corporation (“Tenant”).

RECITALS

WHEREAS, pursuant to a certain Industrial Lease Agreement dated as of March 31, 2017 between Landlord, as landlord, and Tenant, as tenant (the “Original Lease”, and as amended by this Amendment, the “Lease”), Landlord leased to Tenant, and Tenant leased from Landlord, approximately 55,958 rentable square feet of space (the “Premises”) in the Building located at 28 Engelhard Drive, Monroe, New Jersey;

WHEREAS, the Term of the Original Lease is scheduled to expire on October 31, 2024 (“Scheduled Expiration Date”);

WHEREAS, the parties desire to amend the Original Lease to extend the Term of the Original Lease and as otherwise set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Capitalized Terms. Capitalized terms used in this Amendment, but not defined herein, shall have the meaning ascribed to such terms in the Original Lease.

2. Extension of Term. The Term of the Lease is hereby amended and extended for an additional eighteen (18) months, commencing on November 1, 2024 through and including April 30, 2026 (the “Extension Term”). From and after the Effective Date, the term “Expiration Date” as used in the Original Lease, shall mean April 30, 2026. Tenant shall accept the Premises during the Extension Term in its “AS-IS” condition with no work to be performed by Landlord.

3. Rent.

(a) Tenant shall continue to pay Base Rent with respect to the Premises in accordance with the Original Lease through the Scheduled Expiration Date.

(b) Commencing on November 1, 2024 through the Expiration Date, Tenant shall pay Base Rent for the Premises in accordance with the following schedule:

Period	Annual Base Rent/SF	Annual Base Rent	Monthly Installment
November 1, 2024 - October 31, 2025	$16.00	$895,328.00	$74,610.67
November 1, 2025 - April 30, 2026	$16.64	$931,141.12	$77,595.09

4. Option to Extend. Tenant and Landlord acknowledge that the extension of the Term as provided in this Amendment is not a result of Tenant’s exercise of its option to extend set forth in Section 2(b) of the Original Lease, but rather the result of negotiations between Landlord and Tenant. Therefore, Tenant’s option to extend the Term of the Lease for the First Extension Term is hereby void and Tenant shall have no further right to extend the Lease for the First Extension Term or otherwise.

5. Binding Effect. This Amendment shall be binding on, and shall inure to the benefit of, the parties hereto, and their respective successors and assigns.

6. Counterparts. This Amendment may be signed in counterparts, all of which, when taken together, shall constitute one and the same instrument. To facilitate execution of this Amendment, the parties may execute and exchange by electronic signature, PDF format, and/or facsimile counterparts of the signature pages, which shall be deemed binding as if originals.

7. Lease Ratified. Except as expressly amended by this Amendment, all other terms, conditions and provisions of the Original Lease are hereby ratified and confirmed and shall continue in full force and effect.

8. Recitals. The recitals and introductory paragraphs hereof are a part hereof, form a basis for this Amendment and shall be considered prima facie evidence of the facts and documents referred to therein.

9. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New Jersey.

10. Captions. The captions of this Amendment are for convenience only, are not operative parts of this Amendment and do not in any way limit or amplify the terms and provisions of this Amendment.

11. Not Construed Against Drafter. This Amendment shall be interpreted and enforced without the aid of any canon, custom or rule of law requiring or suggesting construction against the party drafting or causing the drafting of the provision in question.

12. Brokers. Landlord and Tenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Matrix Realty, Inc. (“Landlord’s Broker”) and Newmark Real Estate of Princeton, LLC d/b/a Newmark (“Tenant’s Broker” and Landlord’s Broker together with Tenant’s Broke, the “Brokers”). Tenant shall indemnify Landlord from and against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under Tenant. Landlord agrees to pay any fee or commission owing the Brokers on account of this Amendment pursuant to a separate written agreement with the Brokers. This Section 12 shall survive the expiration or earlier termination of the Lease.

[Signatures follow on next page]

2

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

Tenant:

OCEAN POWER TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ Robert Powers
Name:	Robert Powers
Title:	CFO

Landlord:

PPF INDUSTRIAL 28 ENGELHARD, LLC, a Delaware limited liability company

By: PPF Industrial, LLC, a Delaware limited liability company, its sole member

By: PPF OP, LP, a Delaware limited partnership, its sole member

By: PPF OPGP, LLC, a Delaware limited liability company, its general partner

By: Prime Property Fund, LLC, a Delaware limited liability company, its sole member

By: Morgan Stanley Real Estate Advisor, Inc., a Delaware corporation, its Investment Adviser

By:	/s/ Neha Shetty
Name:	Neha Shetty
Title:	Vice President